Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED.

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN

REQUESTED IS OMITTED AND MARKED WITH “[*******]” OR OTHERWISE

CLEARLY INDICATED. AN UNREDACTED VERSION OF THIS DOCUMENT HAS

ALSO BEEN PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION.

Braeburn Pharmaceuticals Sprl

c/o Apple Tree Partners

51 East 12th Street, 5th Flr.

New York, NY 10003

May 28, 2013

Titan Pharmaceuticals, Inc.

400 Oyster Point Blvd., Suite 505

South San Francisco, CA 94080-1921

Reference is made to the License Agreement dated December 14, 2012 between Titan Pharmaceuticals, Inc. and Braeburn Pharmaceuticals Sprl (the “Agreement”). This is to confirm our agreement as follows:

1.	Section 12.2(c) of the Agreement is hereby amended to replace clause (ii) thereof in its entirety with clause (ii) below.

“(c) Braeburn may, without prejudice to any other remedies available to it under this Agreement or at Law or in equity:

(i) [unchanged]

(ii) in the event that (A) after May 28, 2013, based on written or oral communications from or with the FDA, Braeburn reasonably determines (x) that the FDA will require significant development to be performed before Regulatory Approval of the Product for the Initial Indication can be given, such as, but not limited to, one or more additional controlled clinical studies with a clinical efficacy endpoint, or substantial post-approval commitments that may materially impact the financial returns of the Product or (y) that the FDA will require one or more changes in the label proposed by Titan in the Product NDA for the Initial Indication, which change(s) Braeburn reasonably determines will materially reduce the authorized prescribed patient base for the Product for the Initial Indication, or (B) the Product NDA as filed by Titan for the Initial Indication has not been approved by the FDA on or before June 30, 2014, then Braeburn may, upon thirty (30) days written notice to Titan, terminate this Agreement;

(iii) [unchanged]

(iv) [unchanged].”

2.	The first two sentences of Section 4. 1(a) are hereby amended to read in their entirety as follows:

“Prior to the NDA Transfer Date, Braeburn shall be solely responsible for all costs associated with, or required for approval of, the Product by the FDA in the Territory with the exception of legal and consulting fees and expenses as to which Braeburn shall bear the first $[*******]([**********]) and Titan and Braeburn shall share equally any such fees or expenses in excess of [*******]([**********]). After such date Braeburn will be solely responsible for all costs associated with, or required for the approval of, the Product by the FDA in the Territory.”

3.	Notwithstanding anything to the contrary in the Agreement, with respect to all matters pertaining to the FDA’s consideration of the NDA for the Product in the Initial Indication Garry Neil shall lead the Titan and Braeburn teams in connection with all oral and written communications with the FDA and shall have ultimate Development Committee decision-making authority.

In all other respects, the Agreement shall remain in full force and effect and shall be unaffected by this Amendment.

BRAEBURN PHARAMACEUTICALS SPRL

By:	/s/ Seth L. Harrison
Seth L. Harrison

Agreed:

TITAN PHARMACEUTICALS, INC.

By:	/s/ Sunil Bhonsle
Sunil Bhonsle, President